Exhibit 99.1
FOR IMMEDIATE RELEASE
July 24, 2025

Darling Ingredients Inc. Reports Second Quarter 2025 Results

•Net income of $12.7 million, or $0.08 per GAAP diluted share
•Total net sales of $1.5 billion
•Combined Adjusted EBITDA of $249.5 million
•Refinanced long-term debt
•Signed non-binding term sheet to form Nextida, a new collagen and gelatin company

IRVING, TEXAS - Darling Ingredients Inc. (NYSE: DAR) today reported a net income of $12.7 million, or $0.08 per diluted share for the second quarter of 2025, compared to net income of $78.9 million, or $0.49 per diluted share, for the second quarter of 2024, driven by lower earnings at Diamond Green Diesel (DGD). The company also reported total net sales of $1.5 billion for the second quarter of 2025, compared with total net sales of $1.5 billion for the same period a year ago.

“Our second quarter displayed improving market dynamics, building momentum through the quarter and beyond. The recent regulatory announcements for biofuels are supportive and should create an improving environment for our renewables business,” said Randall C. Stuewe, Chairman and Chief Executive Officer. “We delivered positive earnings, maintained strict capital discipline and enhanced our financial flexibility through a successful refinancing that locks our borrowing costs for years to come. We also advanced our strategic agenda with the launch of Nextida, a new joint venture that should position us to unlock value and accelerate growth for our global collagen business in the high-potential health and wellness markets.”

For the six months ended June 28, 2025, Darling Ingredients reported net sales of $2.9 billion, consistent with the $2.9 billion reported during the same period in 2024. For the first six months of 2025, Darling Ingredients reported a net loss of $13.5 million, or ($0.09) per diluted share, as compared to net income of $160.0 million, or $0.99 per diluted share, for the first six months of 2024, driven by lower earnings at DGD.

DGD sold 248.6 million gallons of renewable fuel during the second quarter 2025 at an average of $0.36 per gallon EBITDA. For the first six months of 2025, DGD sold 467.8 million gallons of renewable fuel at an average of $0.22 per gallon EBITDA.

Combined adjusted EBITDA for the second quarter 2025 was $249.5 million, compared to $273.6 million for the same period in 2024. On a year-to-date basis, combined adjusted EBITDA totaled $445.3 million, as compared to $553.7 million for the same period in 2024.

As of June 28, 2025, Darling Ingredients had $95.0 million in cash and cash equivalents, and $1.27 billion available under its committed revolving credit agreement. Total debt outstanding as of June 28, 2025, was $3.98 billion. The preliminary leverage ratio as measured by the company’s bank covenant was 3.34X as of June 28, 2025. Capital expenditures were $71.0 million for the second quarter 2025 and $133.9 million for the first six months ended June 28, 2025.

“We anticipate continued improvement in the third quarter for our core ingredients business, led by strengthening fat prices. Global tariffs continue to present supply chain disruptions and uncertainty; however, our global footprint provides flexibility to arbitrage to the most profitable markets. Due to the uncertainty concerning small refinery exemptions in the renewable fuel standard and delayed reaction from RIN pricing, the company has adjusted its 2025 outlook to $1.05-$1.10 billion in Combined Adjusted EBITDA.”

Darling Ingredients Inc. and Subsidiaries
Consolidated Statements of Operations
For the Three and Six Months Ended June 28, 2025 and June 29, 2024
(in thousands, except per share data, unaudited)

	Three Months Ended			Six Months Ended
			$ Change			$ Change
	June 28,	June 29,	Favorable	June 28,	June 29,	Favorable
	2025	2024	(Unfavorable)	2025	2024	(Unfavorable)
Net sales to third parties	$1,189,988	$1,220,755	$(30,767)	$2,352,630	$2,394,317	$(41,687)
Net sales to related party - Diamond Green Diesel	291,530	234,537	56,993	509,482	481,274	28,208
Total net sales	1,481,518	1,455,292	26,226	2,862,112	2,875,591	(13,479)
Costs and expenses:
Cost of sales and operating expenses (excludes depreciation and amortization, shown separately below)	1,135,601	1,128,421	(7,180)	2,204,844	2,245,087	40,243
(Gain)/loss on sale of assets	952	222	(730)	1,014	(352)	(1,366)
Selling, general and administrative expenses	138,069	129,731	(8,338)	259,625	268,874	9,249
Acquisition and integration costs	3,383	1,130	(2,253)	4,917	5,184	267
Change in fair value of contingent consideration	12,583	(33,122)	(45,705)	18,024	(58,371)	(76,395)
Depreciation and amortization	121,062	124,605	3,543	244,897	252,114	7,217
Total costs and expenses	1,411,650	1,350,987	(60,663)	2,733,321	2,712,536	(20,785)
Equity in net income/(loss) of Diamond Green Diesel	6,000	44,197	(38,197)	(24,523)	122,616	(147,139)
Operating income	75,868	148,502	(72,634)	104,268	285,671	(181,403)
Other expense:
Interest expense	(51,873)	(69,225)	17,352	(109,840)	(132,101)	22,261
Loss on early retirement of debt	(2,978)	—	(2,978)	(2,978)	—	(2,978)
Foreign currency gain/(loss)	1,313	413	900	(49)	649	(698)
Other income/(expense), net	(6,526)	(568)	(5,958)	(3,193)	8,088	(11,281)
Total other expense	(60,064)	(69,380)	9,316	(116,060)	(123,364)	7,304
Equity in net income of other unconsolidated subsidiaries	2,526	3,017	(491)	5,154	5,327	(173)
Income/(loss) from operations before income taxes	18,330	82,139	(63,809)	(6,638)	167,634	(174,272)
Income tax expense	4,065	774	(3,291)	2,911	4,681	1,770
Net income/(loss)	14,265	81,365	(67,100)	(9,549)	162,953	(172,502)
Net income attributable to noncontrolling interests	(1,604)	(2,499)	895	(3,950)	(2,930)	(1,020)
Net income/(loss) attributable to Darling	$12,661	$78,866	$(66,205)	$(13,499)	$160,023	$(173,522)

Basic income/(loss) per share:	$0.08	$0.49	$(0.41)	$(0.09)	$1.00	$(1.09)
Diluted income/(loss) per share:	$0.08	$0.49	$(0.41)	$(0.09)	$0.99	$(1.08)

Number of diluted common shares:	159,734	161,705		158,436	161,805

Segment Financial Tables (in thousands, unaudited)

	Feed Ingredients	Food Ingredients	Fuel Ingredients	Corporate	Total
Three Months Ended June 28, 2025
Total net sales	$936,532	$386,142	$158,844	$—	$1,481,518
Cost of sales and operating expenses	722,081	282,233	131,287	—	1,135,601
Gross margin	214,451	103,909	27,557	—	345,917

Loss (gain) on sale of assets	1,085	(24)	(109)	—	952
Selling, general and administrative expenses	77,464	33,987	9,027	17,591	138,069
Acquisition and integration costs	—	—	—	3,383	3,383
Change in fair value of contingent consideration	12,583	—	—	—	12,583
Depreciation and amortization	83,419	27,391	8,763	1,489	121,062
Equity in net income of Diamond Green Diesel	—	—	6,000	—	6,000
Segment operating income/(loss)	$39,900	$42,555	$15,876	$(22,463)	$75,868
Equity in net income of other unconsolidated subsidiaries	2,526	—	—	—	2,526
Segment income/(loss)	42,426	42,555	15,876	(22,463)	78,394
					—
Segment Adjusted EBITDA (Non-GAAP)	$135,902	$69,946	$18,639	$(17,591)	$206,896
DGD Adjusted EBITDA (Darling's Share) (Non-GAAP)	—	—	42,648	—	42,648
Combined Adjusted EBITDA (Non-GAAP)	$135,902	$69,946	$61,287	$(17,591)	$249,544

Reconciliation of Net Income/(loss) to (Non-GAAP) Segment Adjusted EBITDA and (Non-GAAP) Combined Adjusted EBITDA:
Net income/(loss) attributable to Darling	$42,426	$42,555	$15,876	$(88,196)	$12,661
Net income attributable to noncontrolling interests	—	—	—	1,604	1,604
Income tax expense	—	—	—	4,065	4,065
Interest expense	—	—	—	51,873	51,873
Loss on early retirement of debt	—	—	—	2,978	2,978
Foreign currency gain	—	—	—	(1,313)	(1,313)
Other expense, net	—	—	—	6,526	6,526
Segment income/(loss)	$42,426	$42,555	$15,876	$(22,463)	$78,394
Acquisition and integration costs	—	—	—	3,383	3,383
Change in fair value of contingent consideration	12,583	—	—	—	12,583
Depreciation and amortization	83,419	27,391	8,763	1,489	121,062
Equity in net income of Diamond Green Diesel	—	—	(6,000)	—	(6,000)
Equity in net income of other unconsolidated subsidiaries	(2,526)	—	—	—	(2,526)
Segment Adjusted EBITDA (Non-GAAP)	$135,902	$69,946	$18,639	$(17,591)	$206,896
DGD Adjusted EBITDA (Darling's Share) (Non-GAAP) *	—	—	42,648	—	42,648
Combined Adjusted EBITDA (Non-GAAP)	$135,902	$69,946	$61,287	$(17,591)	$249,544

*See reconciliation of DGD Net Income/(loss) to (Non-GAAP) DGD Adjusted EBITDA below the DGD Consolidated Statements of Operations

	Feed Ingredients	Food Ingredients	Fuel Ingredients	Corporate	Total
Three Months Ended June 29, 2024
Total net sales	$934,147	$378,841	$142,304	$—	$1,455,292
Cost of sales and operating expenses	737,871	276,760	113,790	—	1,128,421
Gross margin	196,276	102,081	28,514	—	326,871

Loss (gain) on sale of assets	205	37	(20)	—	222
Selling, general and administrative expenses	74,015	28,844	8,409	18,463	129,731
Acquisition and integration costs	—	—	—	1,130	1,130
Change in fair value of contingent consideration	(33,122)	—	—	—	(33,122)
Depreciation and amortization	86,444	27,372	8,723	2,066	124,605
Equity in net income of Diamond Green Diesel	—	—	44,197	—	44,197
Segment operating income/(loss)	$68,734	$45,828	$55,599	$(21,659)	$148,502
Equity in net income of other unconsolidated subsidiaries	3,017	—	—	—	3,017
Segment income/(loss)	71,751	45,828	55,599	(21,659)	151,519
Segment Adjusted EBITDA (Non-GAAP)	$122,056	$73,200	$20,125	$(18,463)	$196,918
DGD Adjusted EBITDA (Darling's Share) (Non-GAAP)	—	—	76,642	—	$76,642
Combined Adjusted EBITDA (Non-GAAP)	$122,056	$73,200	$96,767	$(18,463)	$273,560

Reconciliation of Net Income/(loss) to (Non-GAAP) Segment Adjusted EBITDA and (Non-GAAP) Combined Adjusted EBITDA:
Net income/(loss) attributable to Darling	$71,751	$45,828	$55,599	$(94,312)	$78,866
Net income attributable to noncontrolling interests	—	—	—	2,499	2,499
Income tax expense	—	—	—	774	774
Interest expense	—	—	—	69,225	69,225
Foreign currency gain	—	—	—	(413)	(413)
Other expense, net	—	—	—	568	568
Segment income/(loss)	$71,751	$45,828	$55,599	$(21,659)	$151,519
Acquisition and integration costs	—	—	—	1,130	1,130
Change in fair value of contingent consideration	(33,122)	—	—	—	(33,122)
Depreciation and amortization	86,444	27,372	8,723	2,066	124,605
Equity in net income of Diamond Green Diesel	—	—	(44,197)	—	(44,197)
Equity in net income of other unconsolidated subsidiaries	(3,017)	—	—	—	(3,017)
Segment Adjusted EBITDA (Non-GAAP)	$122,056	$73,200	$20,125	$(18,463)	$196,918
DGD Adjusted EBITDA (Darling's Share) (Non-GAAP) *	—	—	76,642	—	76,642
Combined Adjusted EBITDA (Non-GAAP)	$122,056	$73,200	$96,767	$(18,463)	$273,560

*See reconciliation of DGD Net Income/(loss) to (Non-GAAP) DGD Adjusted EBITDA below the DGD Consolidated Statements of Operations

	Feed Ingredients	Food Ingredients	Fuel Ingredients	Corporate	Total
Six Months Ended June 28, 2025
Total net sales	$1,832,815	$735,382	$293,915	$—	$2,862,112
Cost of sales and operating expenses	1,436,096	529,014	239,734	—	2,204,844
Gross margin	396,719	206,368	54,181	—	657,268

Loss (gain) on sale of assets	1,200	31	(217)	—	1,014
Selling, general and administrative expenses	149,035	65,459	17,568	27,563	259,625
Acquisition and integration costs	—	—	—	4,917	4,917
Change in fair value of contingent consideration	18,024	—	—	—	18,024
Depreciation and amortization	167,549	56,953	17,352	3,043	244,897
Equity in net loss of Diamond Green Diesel	—	—	(24,523)	—	(24,523)
Segment operating income/(loss)	$60,911	$83,925	$(5,045)	$(35,523)	$104,268
Equity in net income of other unconsolidated subsidiaries	5,154	—	—	—	5,154
Segment income/(loss)	$66,065	$83,925	$(5,045)	$(35,523)	$109,422

Segment Adjusted EBITDA (Non-GAAP)	$246,484	$140,878	$36,830	$(27,563)	$396,629
DGD Adjusted EBITDA (Darling's Share) (Non-GAAP)	—	—	48,683	—	48,683
Combined Adjusted EBITDA (Non-GAAP)	$246,484	$140,878	$85,513	$(27,563)	$445,312

Reconciliation of Net Income/(Loss) to (Non-GAAP) Segment Adjusted EBITDA and (Non-GAAP) Combined Adjusted EBITDA:
Net income/(loss) attributable to Darling	$66,065	$83,925	$(5,045)	$(158,444)	$(13,499)
Net income attributable to noncontrolling interests	—	—	—	3,950	3,950
Income tax expense	—	—	—	2,911	2,911
Interest expense	—	—	—	109,840	109,840
Loss on early retirement of debt	—	—	—	2,978	2,978
Foreign currency loss	—	—	—	49	49
Other expense, net	—	—	—	3,193	3,193
Segment income/(loss)	$66,065	$83,925	$(5,045)	$(35,523)	$109,422
Acquisition and integration costs	—	—	—	4,917	4,917
Change in fair value of contingent consideration	18,024	—	—	—	18,024
Depreciation and amortization	167,549	56,953	17,352	3,043	244,897
Equity in net loss of Diamond Green Diesel	—	—	24,523	—	24,523
Equity in net income of other unconsolidated subsidiaries	(5,154)	—	—	—	(5,154)
Segment Adjusted EBITDA (Non-GAAP)	$246,484	$140,878	$36,830	$(27,563)	$396,629
DGD Adjusted EBITDA (Darling's Share) (Non-GAAP) *	—	—	48,683	—	48,683
Combined Adjusted EBITDA (Non-GAAP)	$246,484	$140,878	$85,513	$(27,563)	$445,312

*See reconciliation of DGD Net Income/(Loss) to (Non-GAAP) DGD Adjusted EBITDA below the DGD Consolidated Statements of Operations

	Feed Ingredients	Food Ingredients	Fuel Ingredients	Corporate	Total
Six Months Ended June 29, 2024
Total net sales	$1,823,995	$770,123	$281,473	$—	$2,875,591
Cost of sales and operating expenses	1,443,640	574,905	226,542	—	2,245,087
Gross margin	380,355	195,218	54,931	—	630,504

Loss/(gain) on sale of assets	337	(257)	(432)	—	(352)
Selling, general and administrative expenses	151,153	60,588	17,154	39,979	268,874
Acquisition and integration costs	—	—	—	5,184	5,184
Change in fair value of contingent consideration	(58,371)	—	—	—	(58,371)
Depreciation and amortization	174,013	56,240	17,390	4,471	252,114
Equity in net income of Diamond Green Diesel	—	—	122,616	—	122,616
Segment operating income/(loss)	$113,223	$78,647	$143,435	$(49,634)	$285,671
Equity in net income of other unconsolidated subsidiaries	5,327	—	—	—	5,327
Segment income/(loss)	$118,550	$78,647	$143,435	$(49,634)	$290,998

Segment Adjusted EBITDA (Non-GAAP)	$228,865	$134,887	$38,209	$(39,979)	$361,982
DGD Adjusted EBITDA (Darling's Share) (Non-GAAP)	—	—	191,702	—	191,702
Combined Adjusted EBITDA (Non-GAAP)	$228,865	$134,887	$229,911	$(39,979)	$553,684

Reconciliation of Net Income/(Loss) to (Non-GAAP) Segment Adjusted EBITDA and (Non-GAAP) Combined Adjusted EBITDA:
Net income/(loss) attributable to Darling	$118,550	$78,647	$143,435	$(180,609)	$160,023
Net income attributable to noncontrolling interests	—	—	—	2,930	2,930
Income tax expense	—	—	—	4,681	4,681
Interest expense	—	—	—	132,101	132,101
Foreign currency gain	—	—	—	(649)	(649)
Other income, net	—	—	—	(8,088)	(8,088)
Segment income/(loss)	$118,550	$78,647	$143,435	$(49,634)	$290,998
Acquisition and integration costs	—	—	—	5,184	5,184
Change in fair value of contingent consideration	(58,371)	—	—	—	(58,371)
Depreciation and amortization	174,013	56,240	17,390	4,471	252,114
Equity in net income of Diamond Green Diesel	—	—	(122,616)	—	(122,616)
Equity in net income of other unconsolidated subsidiaries	(5,327)	—	—	—	(5,327)
Segment Adjusted EBITDA (Non-GAAP)	$228,865	$134,887	$38,209	$(39,979)	$361,982
DGD Adjusted EBITDA (Darling's Share) (Non-GAAP) *	—	—	191,702	—	191,702
Combined Adjusted EBITDA (Non-GAAP)	$228,865	$134,887	$229,911	$(39,979)	$553,684

*See reconciliation of DGD Net Income/(Loss) to (Non-GAAP) DGD Adjusted EBITDA below the DGD Consolidated Statements of Operations

Darling Ingredients Inc. and Subsidiaries
Balance Sheet Disclosures
As of June 28, 2025 and December 28, 2024
(in thousands)

	(unaudited)
	June 28,	December 28,
	2025	2024
Cash and cash equivalents	$94,577	$75,973
Property, plant and equipment, net	$2,786,827	$2,713,669
Current portion of long-term debt	$51,637	$133,020
Long-term debt, net of current portion	$3,928,689	$3,908,978

Other Financial Data
As of June 28, 2025
	(unaudited)
	June 28,
	2025
Revolver availability	$1,272,268
Capital expenditures - YTD	$133,943
Preliminary Leverage Ratio	3.34x

Diamond Green Diesel Joint Venture
Consolidated Statements of Operations
For the Three and Six Months Ended June 30, 2025 and June 30, 2024
(in thousands, unaudited)

	Three Months Ended		Six Months Ended

	June 30,	June 30,	June 30,	June 30,
	2025	2024	2025	2024
Revenues:
Operating revenues	$1,097,831	$1,184,076	$1,997,740	$2,595,191
Expenses:
Total costs and expenses less lower of cost or market inventory valuation adjustment and depreciation, amortization and accretion expense	1,119,445	1,014,927	2,096,551	2,174,283
Lower of cost or market (LCM) inventory valuation adjustment	(111,245)	15,866	(202,249)	37,504
Depreciation, amortization and accretion expense	61,529	61,910	129,001	127,200
Total costs and expenses	1,069,729	1,092,703	2,023,303	2,338,987
Operating income/(loss)	28,102	91,373	(25,563)	256,204
Other income	2,181	6,058	5,883	9,278
Interest and debt expense, net	(12,844)	(9,037)	(22,150)	(20,279)
Income/(loss) before income tax expense	17,439	88,394	(41,830)	245,203
Income tax expense/(benefit)	$1,105	$—	$1,144	$(29)
Net income/(loss)	$16,334	$88,394	$(42,974)	$245,232

Reconciliation of DGD Net Income/(Loss) to (Non-GAAP) DGD Adjusted EBITDA:
Net income/(loss)	$16,334	$88,394	$(42,974)	$245,232
Income tax expense/(benefit)	1,105	—	1,144	(29)
Interest and debt expense, net	12,844	9,037	22,150	20,279
Other income	(2,181)	(6,058)	(5,883)	(9,278)
Operating income/(loss)	28,102	91,373	(25,563)	256,204
Depreciation, amortization and accretion expense	61,529	61,910	129,001	127,200
DGD Adjusted EBITDA (Non-GAAP)	89,631	153,283	103,438	383,404
Less: Discount and Broker Fees	(4,335)	—	(6,073)	—
DGD Adjusted EBITDA (Non-GAAP) after Discount and Broker Fees	85,296	153,283	97,365	383,404
Darling's Share 50%	50%	50%	50%	50%
DGD Adjusted EBITDA (Darling's Share) (Non-GAAP)	$42,648	$76,642	$48,683	$191,702

Diamond Green Diesel Joint Venture
Consolidated Balance Sheets
June 30, 2025 and December 31, 2024
(in thousands)

	June 30,	December 31,
	2025	2024
	(unaudited)
Assets:
Cash	$163,846	$353,446
Total other current assets	1,106,712	1,137,821
Property, plant and equipment, net	3,798,391	3,868,943
Other assets	315,491	100,307
Total assets	$5,384,440	$5,460,517

Liabilities and members' equity:
Revolver	$100,000	$—
Total other current portion of long term debt	30,496	29,809
Total other current liabilities	265,023	319,688
Total long term debt	691,736	707,158
Total other long term liabilities	18,078	17,195
Total members' equity	4,279,107	4,386,667
Total liabilities and members' equity	$5,384,440	$5,460,517

Reconciliation of Net Income/(Loss) to (Non-GAAP) Adjusted EBITDA to (Non-GAAP) Pro Forma
Adjusted EBITDA to Foreign Currency and to (Non-GAAP) Combined Adjusted EBITDA
For the Three and Six Months Ended June 28, 2025 and June 29, 2024
(in thousands, unaudited)

	Three Months Ended			Six Months Ended

Adjusted EBITDA	June 28,		June 29,	June 28,		June 29,
(U.S. dollars in thousands)	2025		2024	2025		2024

Net income/(loss) attributable to Darling	$12,661		$78,866	$(13,499)		$160,023
Depreciation and amortization	121,062		124,605	244,897		252,114
Interest expense	51,873		69,225	109,840		132,101
Loss on early retirement of debt	2,978		—	2,978		—
Income tax expense	4,065		774	2,911		4,681
Acquisition and integration costs	3,383		1,130	4,917		5,184
Change in fair value of contingent consideration	12,583		(33,122)	18,024		(58,371)
Foreign currency loss/(gain)	(1,313)		(413)	49		(649)
Other income/(expense), net	6,526		568	3,193		(8,088)
Equity in net (income)/loss of Diamond Green Diesel	(6,000)		(44,197)	24,523		(122,616)
Equity in net income of other unconsolidated subsidiaries	(2,526)		(3,017)	(5,154)		(5,327)
Net income attributable to noncontrolling interests	1,604		2,499	3,950		2,930
Adjusted EBITDA (Non-GAAP)	$206,896		$196,918	$396,629		$361,982
Foreign currency exchange impact	(6,081)	(1)	—	(1,266)	(2)	—
Pro forma Adjusted EBITDA to Foreign Currency (Non-GAAP)	$200,815		$196,918	$395,363		$361,982
DGD Joint Venture Adjusted EBITDA (Darling's share) (Non-GAAP)	$42,648		$76,642	$48,683		$191,702
Combined Adjusted EBITDA (Non-GAAP)	$249,544		$273,560	$445,312		$553,684

(1) The average rates for the three months ended June 28, 2025 were €1.00:$1.13, R$1.00:$0.18 and C$1.00:$0.72 as compared to the average rates for the three months ended June 29, 2024 of €1.00:$1.08, R$1.00:$0.19 and C$1.00:$0.73, respectively.
(2) The average rates for the six months ended June 28, 2025 were €1.00:$1.09, R$1.00:$0.17 and C$1.00:$0.71 as compared to the average rates for the six months ended June 29, 2024 of €1.00:$1.08, R$1.00:$0.20 and C$1.00:$0.74, respectively.

About Darling Ingredients
A pioneer in circularity, Darling Ingredients Inc. (NYSE: DAR) takes material from the animal agriculture and food industries, and transforms them into valuable ingredients that nourish people, feed animals and crops, and fuel the world with renewable energy. The company operates over 260 facilities in more than 15 countries and processes about 15% of the world’s animal agricultural by-products, produces about 30% of the world’s collagen (both gelatin and hydrolyzed collagen), and is one of the largest producers of renewable energy. To learn more, visit darlingii.com. Follow us on LinkedIn.

Darling Ingredients will host a conference call at 9 a.m. Eastern Time (8 a.m. Central Time) on July 24, 2025, to discuss second quarter 2025 financial results. A presentation accompanying supplemental financial data will also be available at darlingii.com/investors.

To access the call as a listener, please register for the audio-only webcast.

To join the call as a participant to ask a question, please register in advance to receive a confirmation email with the dial-in number and PIN for immediate access on July 24 or call 833-470-1428 (United States) or 404-975-4839 (international) using access code 932698.

A replay of the call will be available online via the webcast registration link two hours after the call ends. A transcript will be posted at darlingii.com/investors within 24 hours.

Use of Non-GAAP Financial Measures:

Segment Adjusted EBITDA is not a recognized accounting measurement under GAAP; it should not be considered as an alternative to net income/(loss), as a measure of operating results, or as an alternative to cash flow as a measure of liquidity. It is presented here not as an alternative to net income (loss), but rather as a measure of the segment’s operating performance. Segment Adjusted EBITDA consists of net income/(loss) plus depreciation and amortization, restructuring and asset impairment charges, acquisition and integration costs, change in fair value of contingent consideration, foreign currency loss/(gain), net income/(loss) attributable to noncontrolling interests, interest expense, income tax provision, other income/(expense), equity in net (income)/loss of unconsolidated subsidiaries and equity in net (income)/loss of Diamond Green Diesel. Management believes that Segment Adjusted EBITDA is useful in evaluating the segment’s operating performance because the calculation of Segment Adjusted EBITDA generally eliminates non-cash and certain other items for reasons unrelated to overall operating performance and also believes this information is useful to investors.

Adjusted EBITDA is not a recognized accounting measurement under GAAP; it should not be considered as an alternative to net income, as a measure of operating results, or as an alternative to cash flow as a measure of liquidity. It is presented here not as an alternative to net income, but rather as a measure of the Company's operating performance. Since EBITDA (generally, net income plus interest expense, taxes, depreciation and amortization) is not calculated identically by all companies, the presentation in this report may not be comparable to EBITDA or Adjusted EBITDA presentations disclosed by other companies. Adjusted EBITDA is calculated above and represents for any relevant period, net income/(loss) plus depreciation and amortization, restructuring and asset impairment charges, acquisition and integration costs, change in fair value of contingent consideration, foreign currency loss/(gain), net income/(loss) attributable to non-controlling interests, interest expense, income tax provision, other income/(expense) and equity in net (income)/loss of unconsolidated subsidiaries. Management believes that Adjusted EBITDA is useful in evaluating the Company's operating performance compared to that of other companies in its industry because the calculation of Adjusted EBITDA generally eliminates the effects of financing, income taxes, non-cash and certain other items that may vary for different companies for reasons unrelated to overall operating performance and also believes this information is useful to investors.

The Company’s management uses Adjusted EBITDA as a measure to evaluate performance and for other discretionary purposes. In addition to the foregoing, management also uses or will use Adjusted EBITDA to measure compliance with certain financial covenants under the Company’s Senior Secured Credit Facilities, 6% Notes, 5.25% Notes and 4.5% Notes that were outstanding at June 28, 2025. However, the amounts shown above for Adjusted EBITDA differ from the amounts calculated under similarly titled definitions in the Company’s Senior Secured Credit Facilities, 6% Notes, 5.25% Notes and 4.5% Notes, as those definitions permit further adjustments to reflect certain other nonrecurring costs, non-cash charges and cash dividends from the DGD Joint Venture. Additionally, the Company evaluates the impact of foreign exchange on operating cash flow, which is defined as segment operating income (loss) plus depreciation and amortization.

Pro forma Adjusted EBITDA to Foreign Currency is not a recognized accounting measurement under GAAP; it should not be considered as an alternative to net income, as a measure of operating results, or as an alternative to cash flow as a measure of liquidity. It is presented here not as an alternative to net income, but rather as a measure of the Company's operating performance. Management believes Pro forma Adjusted EBITDA to Foreign Currency is useful in evaluating the Company’s operating performance on a constant currency basis and also believes this information is useful to investors.

Combined Adjusted EBITDA is not a recognized accounting measurement under GAAP; it should not be considered as an alternative to net income, as a measure of operating results, or as an alternative to cash flow as a measure of liquidity. It is presented here not as an alternative to net income, but rather as a measure of the Company’s operating performance. Combined Adjusted EBITDA consists of Adjusted EBITDA plus DGD Adjusted EBITDA (Darling’s Share). When Combined Adjusted EBITDA is presented by segment, Combined Adjusted EBITDA consists of Segment Adjusted EBITDA plus DGD Adjusted EBITDA (Darling’s Share). Management believes that Combined Adjusted EBITDA is useful in evaluating the Company's operating performance compared to that of other companies in its industry because the calculation of Combined Adjusted EBITDA generally eliminates the effects of financing, income taxes, non-cash and certain other items that may vary for different companies for reasons unrelated to overall operating performance and also believes this information is useful to investors.

Information reconciling forward-looking Combined Adjusted EBITDA to net income is unavailable to the Company without unreasonable effort. The Company is not able to provide reconciliations of Combined Adjusted EBITDA to net income because certain items required for such reconciliations are outside of the Company’s control and/or cannot be reasonably predicted, such as the impact of volatile commodity prices on the Company’s operations, impact of foreign currency exchange fluctuations, depreciation and amortization and the provision for income taxes. Preparation of such reconciliations for Darling Ingredients Inc. and the Company’s joint venture, Diamond Green Diesel, would require a forward-looking balance sheet, statement of operations and statement of cash flows, prepared in accordance with GAAP for each entity, and such forward-looking financial statements are unavailable to the Company without unreasonable effort. The Company provides guidance for its Combined Adjusted EBITDA outlook that it believes will be achieved; however, it cannot accurately predict all the components of the Combined Adjusted EBITDA calculation.

DGD Adjusted EBITDA is not reflected in the Adjusted EBITDA or the Pro forma Adjusted EBITDA to Foreign Currency. DGD Adjusted EBITDA is not a recognized accounting measure under GAAP; it should not be considered as an alternative to net income/(loss) or equity in net income/(loss) of Diamond Green Diesel, as a measure of operating results, or as an alternative to cash flow as a measure of liquidity and is not intended to be a presentation in accordance with GAAP. The Company calculates DGD Adjusted EBITDA by taking DGD’s net income/(loss) plus income tax expense/(benefit), interest and debt expense, net, and DGD’s depreciation, amortization and accretion expense less other income. Management believes that DGD Adjusted EBITDA is useful in evaluating the Company’s operating performance because the calculation of DGD Adjusted EBITDA generally eliminates non-cash and certain other items at DGD unrelated to overall operating performance and also believes this information is useful to investors. The Company calculates Darling’s Share of DGD Adjusted EBITDA by taking DGD Adjusted EBITDA and then multiplying by 50% to get Darling’s Share of DGD’s Adjusted EBITDA.

EBITDA per gallon is not a recognized accounting measurement under GAAP; it should not be considered as an alternative to net income or equity in income of Diamond Green Diesel, as a measure of operating results, or as an alternative to cash flow as a measure of liquidity and is not intended to be a presentation in accordance with GAAP. EBITDA per gallon is presented here not as an alternative to net income or equity in income of Diamond Green Diesel, but rather as a measure of Diamond Green Diesel's operating performance. Since EBITDA per gallon (generally, net income plus interest expense, taxes, depreciation and amortization divided by total gallons sold) is not calculated identically by all companies, this presentation may not be comparable to EBITDA per gallon presentations disclosed by other companies. Management believes that EBITDA per gallon is useful in evaluating Diamond Green Diesel's operating performance compared to that of other companies in its industry because the calculation of EBITDA per gallon generally eliminates the effects of financing, income taxes and certain non-cash and other items presented on a per gallon basis that may vary for different companies for reasons unrelated to overall operating performance.

Cautionary Statements Regarding Forward-Looking Information:

This media release includes “forward-looking” statements that are subject to risks and uncertainties that could cause actual results to differ materially from those expressed or implied in the statements. Statements that are not statements of historical facts are forward-looking statements and are made pursuant to the safe harbor provisions of the Private Securities Litigation Reform Act of 1995. Words such as “estimate,” “guidance,” “outlook,” “project,” “planned,” “contemplate,” “potential,” “possible,” “proposed,” “intend,” “believe,” “anticipate,” “expect,” “may,” “will,” “would,” “should,” “could,” and similar expressions are intended to identify forward-looking statements. All statements other than statements of historical facts included in this release are forward-looking statements. Forward-looking statements are based on the Company's current expectations and assumptions regarding its business, the economy and other future conditions. The Company cautions readers that any such forward-looking statements it makes are not guarantees of future performance and that actual results may differ materially from anticipated results or expectations expressed in its forward-looking statements as a result of a variety of factors, including many that are beyond the Company's control.

Important factors that could cause actual results to differ materially from the Company’s expectations include: existing and unknown future limitations on the ability of the Company's direct and indirect subsidiaries to make their cash flow available to the Company for payments on the Company's indebtedness or other purposes; reduced demands or prices for biofuels, biogases or renewable electricity; global demands for grain and oilseed commodities, which have exhibited volatility, and can impact the cost of feed for cattle, hogs and poultry, thus affecting available rendering feedstock and selling prices for the Company’s products; reductions in raw material volumes available to the Company due to weak margins in the meat production industry as a result of higher feed costs, reduced consumer demand, reduced volume due to government regulations affecting animal production or other factors, reduced volume from food service establishments, or otherwise; reduced demand for animal feed; reduced finished product prices, including a decline in fat, used cooking oil, protein or collagen (including, without limitation, collagen peptides and gelatin) finished product prices; changes to government policies around the world relating to renewable fuels and greenhouse gas (“GHG”) emissions that adversely affect prices, margins or markets (including for the DGD Joint Venture), including programs like renewable fuel standards, low carbon fuel standards (“LCFS”), renewable fuel mandates and tax credits for biofuels, or loss or diminishment of tax credits due to failure to satisfy any eligibility requirements, including, without limitation, in relation to the blender tax credit or the Clean Fuels Production Credit (“CFPC”); climate related adverse results, including with respect to the Company’s climate goals, targets or commitments; possible product recall resulting from developments relating to the discovery of unauthorized adulterations to food or food additives or products which do not meet specifications, contract requirements or regulatory standards; the occurrence of 2009 H1N1 flu (initially known as “Swine Flu”), highly pathogenic strains of avian influenza (collectively known as “Bird Flu”), severe acute respiratory syndrome (“SARS”), bovine spongiform encephalopathy (or “BSE”), porcine epidemic diarrhea (“PED”) or other diseases associated with animal origin in the U.S. or elsewhere, such as the outbreak of African Swine Fever in China and elsewhere; the occurrence of pandemics, epidemics or disease outbreaks, such as the COVID-19 outbreak; unanticipated costs and/or reductions in raw material volumes related to the Company’s compliance with the existing or unforeseen new U.S. or foreign (including, without limitation, China) regulations (including new or modified animal feed, Bird Flu, SARS, PED, BSE or ASF or similar or unanticipated regulations) affecting the industries in which the Company operates or its value added products; risks associated with the DGD Joint Venture, including possible unanticipated operating disruptions and a decline in margins on the products produced by the DGD Joint Venture; risks and uncertainties relating to international sales and operations, including imposition of tariffs, quotas, trade barriers and other trade protections by foreign countries; tax changes, such as global minimum tax measures, or issues related to administration, guidance and/or regulations associated with biofuel policies, including CFPC, and risks associated with the qualification and sale of such credits; difficulties or a significant disruption (including, without limitation, due to cyber-attack) in the Company’s information systems, networks or the confidentiality, availability or integrity of our data or failure to implement new systems and software successfully; risks relating to possible third-party claims of intellectual property infringement; increased contributions to the Company’s pension and benefit plans, including multiemployer and employer-sponsored defined benefit pension plans as required by legislation, regulation or other applicable U.S. or foreign law or resulting from a U.S. mass withdrawal event; bad debt write-offs; loss of or failure to obtain necessary permits and registrations; continued or escalated conflict in the Middle East, North Korea, Ukraine or elsewhere, including the Russia-Ukraine war and on-going or emerging conflicts in the Middle East; uncertainty regarding the exit of the U.K. from the European Union; uncertainty regarding any administration changes in the U.S. or elsewhere around the world, including, without limitation, impacts to trade, tariffs and/or policies impacting the Company (such as biofuel policies and mandates); and/or unfavorable export or import markets. These factors, coupled with volatile prices for natural gas and diesel fuel, inflation rates, climate conditions, currency exchange fluctuations, general performance of the U.S. and global economies, disturbances in world financial, credit, commodities and stock markets, and any decline in consumer confidence and discretionary spending, including the inability of consumers and companies to obtain credit due to lack of liquidity in the financial markets, among others, could cause actual results to vary materially from the forward-looking statements included in this report or negatively impact the Company’s results of operations. Among other things, future profitability may be affected by the Company’s ability to grow its business, which faces competition from companies that may have substantially greater resources than the Company. The Company’s announced share repurchase program may be suspended or discontinued at any time and purchases of shares under the program are subject to market conditions and other factors, which are likely to change from time to time. For more detailed discussion of these factors and other risks and uncertainties regarding the Company, its business and the industries in which it operates, see the Company’s filings with the SEC, including the Risk Factors discussion in Item 1A of Part I of the Company's Annual Report on Form 10-K for the fiscal year ended December 28, 2024. The Company cautions readers that all forward-looking statements speak only as of the date made, and the Company undertakes no obligation to update any forward-looking statements, whether as a result of changes in circumstances, new events or otherwise.
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Darling Ingredients Contacts
Investors:    Suann Guthrie
Senior VP, Investor Relations, Sustainability & Communications
(469) 214-8202; suann.guthrie@darlingii.com

Media:        Jillian Fleming
Director, Global Communications
(972) 541-7115; jillian.fleming@darlingii.com